UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota		55447
(Address of principal executive offices)		(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2017, in connection with the closing of the previously announced acquisition of Spirox, Inc. (“Spirox”), Entellus Medical, Inc. (“Entellus”), entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC (“Oxford”), as collateral agent and a lender, and the lenders party thereto from time to time (including Oxford, the “Lenders”), pursuant to which the parties thereto amended that certain Loan and Security Agreement dated as of March 31, 2017 (the “Loan Agreement”), to add Spirox and Entellus Intermediate Sub, Inc. as borrowers under the Loan Agreement (collectively, the “New Borrowers”).

In addition, under the terms of the Amendment, (i) the New Borrowers granted the Lenders a first priority security interest in substantially all of their assets, other than their intellectual property and, under certain circumstances, more than 65% of their shares in any foreign subsidiary; (ii) the trailing revenue covenant contained in the Loan Agreement and the revenue requirement for the extension of the interest-only period were increased, in each case to account for the acquisition of Spirox; (iii) the securities of the New Borrowers were pledged to the Lenders; (iv) deposit account control agreements were delivered with respect to the deposit accounts of the New Borrowers; and (v) Entellus agreed to deliver certain consent and waiver documents pertaining to the assets of the New Borrowers within 30 days following the execution of the Amendment.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 13, 2017, Entellus completed its previously announced acquisition of Spirox. Spirox is a privately held medical device company that develops, manufactures and markets the LATERA™ Absorbable Nasal Implant which is a minimally invasive option to treat nasal airway obstruction.

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2017, among Entellus, Stinger Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Entellus (“Merger Sub”), Spirox, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of Spirox’s equity holders (the “Equityholders Representative”), Merger Sub merged with and into Spirox, with Spirox continuing as the surviving entity and an indirect wholly-owned subsidiary of Entellus (the “Merger”).

In the transaction, Entellus paid $25 million in cash and issued approximately 3.4 million in shares of Entellus common stock subject to certain adjustments and as calculated pursuant to the calculation methodology set forth in the Merger Agreement. The number of shares of Entellus common stock issued as initial merger consideration represents approximately 15.6% of the total outstanding shares of Entellus common stock immediately following the Merger. A portion of the transaction consideration consisting of $7.5 million of cash consideration was deposited with an escrow agent to fund payment obligations with respect to the working capital adjustment and post-closing indemnification obligations of Spirox’s former equity holders. Under the terms of the Merger Agreement, Entellus has agreed to pay additional contingent merger consideration to Spirox’s former equity holders based on Entellus’s net revenue from sales of Spirox’s LATERA™ device, subsequent versions thereof and any other device that treats nasal valve collapse or nasal lateral wall insufficiency by increasing the mechanical strength of the nasal lateral wall through the use of a synthetic graft, evaluated annually during the four-year period following the Merger. Entellus has the discretion to pay the contingent consideration in shares of Entellus common stock or cash, subject to compliance with applicable rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”) and the NASDAQ Stock Market. A portion of the contingent consideration will be subject to certain rights of set-off for any post-closing indemnification obligations of Spirox’s equity holders. All vested options and warrants to acquire shares of Spirox capital stock were terminated in connection with the Merger and the holders thereof will be paid the merger consideration that would have been payable to such holders had they exercised their vested options and warrants in full immediately prior to the effective time of the Merger, less the applicable exercise price of such options and warrants.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Each of Entellus and Spirox made customary representations, warranties and other covenants in the Merger Agreement. The assertions embodied in the representations, warranties and covenants were made solely for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules and annexes attached thereto, which are not filed publicly and which may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from what may be viewed as material to investors. The representations and warranties in the Merger Agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and, moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Entellus’s current public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Entellus or its business, or Spirox or its business. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On July 13, 2017, in connection with the closing of the Merger, Entellus borrowed an additional $26.5 million in term loans under the Loan Agreement to fund the initial cash merger consideration, bringing its total term loan borrowings under the Loan Agreement to $40.0 million. Under the Loan Agreement, Entellus may borrow up to a total of $40.0 million in term loans in three tranches (each a “Term Loan” or, collectively, “Term Loans”) and up to $10.0 million under a revolving line of credit, subject to a borrowing base requirement (the “Line of Credit”). The Term Loans under the Loan Agreement mature and all amounts borrowed under the Loan Agreement, including the Line of Credit, become due and payable on March 1, 2022.

Each Term Loan under the Loan Agreement bears interest at a floating per annum rate equal to the greater of (1) 7.95% and (2) the sum of (i) the greater of (A) the 30-day U.S. LIBOR rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue and (B) 0.77%, plus (ii) 7.18%. Entellus is required to make interest-only payments following the funding of each Term Loan through April 1, 2019 or, under certain circumstances, through April 1, 2020. All outstanding Term Loans will begin amortizing at the end of the applicable interest-only period, with monthly payments of principal and interest being made by Entellus to the Lenders in consecutive monthly installments following such interest-only period. In addition to principal and interest payments, Entellus is required under the Loan Agreement to make a final payment fee of 4.95% on the principal amount of any Term Loans outstanding, which will be accrued over the term of the credit facility and will be due at the earlier of maturity, acceleration of the Line of Credit or Term Loans or prepayment of a Term Loan. If Entellus repays the amounts borrowed under any Term Loan prior to maturity, Entellus will be required to make a prepayment fee equal to 1.00% to 3.00% of the principal amount of such Term Loan prepaid, depending upon the timing of the prepayment. Entellus’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets, other than its intellectual property and, under certain circumstances, more than 65% of its shares in any foreign subsidiary. Entellus has agreed not to pledge or otherwise encumber its intellectual property assets, except for permitted liens, as such terms are defined in the Loan Agreement and except as otherwise provided for in the Loan Agreement. If an event of default under the Loan Agreement occurs, which includes among other things, Entellus’s failure to pay any amounts due under the Loan Agreement, a breach of covenants under the Loan Agreement, Entellus’s insolvency, a material adverse change, the occurrence of a default under certain other indebtedness and the entry of final judgments against Entellus in excess of a specified amount, the Lenders are entitled to take various actions, including the acceleration of amounts due under the Loan Agreement, termination of the commitments under the Loan Agreement and certain other actions available to secured creditors.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of Entellus common stock in connection with the Merger was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, based upon appropriate representations and certifications that Entellus has obtained from Spirox and each Spirox stockholder and warrant holder receiving Entellus common stock. The issuance of any additional shares of Entellus common stock in connection with the payment of any contingent merger consideration described above is also expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Entellus agreed to file a resale shelf registration statement on Form S-3 (or if then ineligible to use such form, then any other available form of registration statement) to register for resale under the Securities Act the shares of Entellus common stock issued to Spirox stockholders and warrant holders in connection with the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Pursuant to Entellus’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the board of directors of Entellus (the “Board”) is divided into three staggered classes of directors of the same or nearly the same number. Pursuant to Entellus’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board has the power to increase the authorized number of directors and fill vacancies on the Board arising from any such newly created directorship. Any director so elected by the Board will hold office for the remainder of the full term of the class of directors in which they are apportioned, and until such director’s successor is elected and qualified.

On July 13, 2017, pursuant to the terms of the Merger Agreement, the Board increased the size of the Board from seven to nine directors and elected James C. Momtazee and Douglas (Duke) S. Rohlen to fill the resulting vacancies effective as of July 14, 2017. Mr. Momtazee will serve on the Board as a Class III director for a term expiring at Entellus’s 2018 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, and Mr. Rohlen will serve on the Board as a Class II director for a term expiring at Entellus’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Momtazee, age 45 is a Member of KKR Management LLC, the general partner of KKR & Co. L.P. (together with its subsidiaries, “KKR”), and Head of the Americas Health Care industry team within KKR’s Private Equity platform. He also serves on the board of directors of PRA Health Sciences, Inc., a publicly held company. He previously served on the boards of directors of Jazz Pharmaceuticals plc from 2004 to 2014, HCA Holdings Inc. from 2006 to 2014 and Lake Region Medical from 2005 to 2015. Prior to joining KKR, Mr. Momtazee was with Donaldson, Lufkin & Jenrette. He holds an A.B. from Stanford University and an M.B.A. from Stanford University Graduate School of Business.

Mr. Rohlen, age 49 served as President and Chief Executive Officer of Spirox, Inc. from February 2013 until Spirox was acquired by Entellus on July 13, 2017. Mr. Rohlen serves as Chief Executive Officer of Ajax Health LLC, a company that invests in and operates health care companies, a position he has held since April 2017. Mr. Rohlen also serves as Chief Executive Officer of Advanced Cardiac Therapeutics, Inc., a company focused on treating cardiac arrhythmias, a position he has held since April 2014. From January 2009 to January 2013, Mr. Rohlen served as Chief Executive Officer and founder of CV Ingenuity Corp., a company acquired by Covidien plc that developed devices for the treatment of vascular diseases to relieve vascular obstructions, inhibit restenosis, and allow natural vessel healing. From January 2006 until October 2007, Mr. Rohlen served as President of Strategic Operations of FoxHollow Technologies, Inc., a company acquired by ev3 Inc. that developed products for the treatment of peripheral artery disease, or PAD, and other cardiovascular disease, and from May 2004 to December 2005, Mr. Rohlen served as FoxHollow’s Vice President of Corporate Development and Investor Relations and as Director of Business Development. From 2001 to 2004, Mr. Rohlen served as President and Chief Executive Officer of Olive Hill Development, a land development company. From 2000 to 2001, Mr. Rohlen served as a project consultant at Massachusetts General Hospital. From 1999 to 2000, Mr. Rohlen held the position of Director of Business Development at LuMend Corporation, a privately-held company that develops chronic total occlusion products in the treatment of peripheral vascular disease which was acquired by Cordis Corporation. In 1999, Mr. Rohlen served as Entrepreneur in Residence at Alta Partners, a venture capital firm. Mr. Rohlen holds a B.A. in History from Stanford University and an M.B.A. from Harvard Business School.

Other than the Merger Agreement pursuant to which Entellus agreed to add Mr. Momtazee and Mr. Rohlen to the Board, there are no arrangements or understandings between Mr. Momtazee or Mr. Rohlen and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Momtazee and Mr. Rohlen has an interest that would be reportable under Item 404(a) of Regulation S-K. Each of Mr. Momtazee and Mr. Rohlen will be compensated in accordance with Entellus’s non-employee director compensation program, which is described on pages 35 and 36 of Entellus’s definitive proxy statement filed with the SEC on April 26, 2017.

In accordance with Entellus’s customary practice, Entellus has entered into its standard form of indemnification agreement with each of Mr. Momtazee and Mr. Rohlen, which will require Entellus to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Momtazee’s and Mr. Rohlen’s indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(c) Shell Company Information.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 6, 2017 among Entellus Medical, Inc., Stinger Merger Sub Inc., Spirox, Inc., and Fortis Advisors LLC, as the Equityholders Representative*

10.1	First Amendment to Loan and Security Agreement dated as of July 13, 2017 among Oxford Finance LLC, the Lenders thereto, Entellus Medical, Inc., Entellus Intermediate Sub, Inc. and Spirox, Inc.

10.2	Form of Indemnification Agreement between Entellus Medical, Inc. and Each Director and Officer of Entellus Medical, Inc.

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Entellus will furnish the omitted exhibits and schedules to the SEC supplementally upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	ENTELLUS MEDICAL, INC.

By: /s/ Robert S. White
Name: Robert S. White
Title: President and Chief Executive Officer

ENTELLUS MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger dated as of July 6, 2017 among Entellus Medical, Inc., Stinger Merger Sub Inc., Spirox, Inc., and Fortis Advisors LLC, as the Equityholders Representative*	Incorporated by reference to Exhibit 2.1 to Entellus’s Current Report on Form 8-K filed with the SEC on July 7, 2017 (File No. 001-36814)

10.1	First Amendment to Loan and Security Agreement dated as of July 13, 2017 among Oxford Finance LLC, the Lenders thereto, Entellus Medical, Inc., Entellus Intermediate Sub, Inc. and Spirox, Inc.	Filed herewith

10.2	Form of Indemnification Agreement between Entellus Medical, Inc. and Each Director and Officer of Entellus Medical, Inc.	Filed herewith

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Entellus will furnish the omitted exhibits and schedules to the SEC supplementally upon request by the SEC.